UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

 REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 4, 2013, ReachLocal, Inc. announced that its Board of Directors has amended its previously announced share repurchase program to increase the total authorized repurchase amount by $21 million, to a total authorization of $47 million. With this amendment, the remaining amount available for the repurchase of ReachLocal’s common stock under the repurchase program is approximately $30 million. Purchases will be made from time-to-time in open market or privately negotiated transactions as determined by ReachLocal’s management. The amount and timing of the share repurchases will depend on business and market conditions, stock price, trading restrictions, acquisition activity, and other factors. The repurchase program does not obligate ReachLocal to acquire any particular amount of common stock, and the repurchase program may be suspended or discontinued at any time at ReachLocal’s discretion.

A copy of the press release announcing the stock repurchase program is provided as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013	REACHLOCAL, INC.
	By:	/s/ Ross G. Landsbaum
Ross G. Landsbaum
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 4, 2013